Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 16, 2015 relating to the financial statements, which appears in Comverse, Inc.'s Annual Report on Form 10-K for the year ended January 31, 2015.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

June 24, 2015